CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Statements of Additional Information constituting parts of this Post-Effective Amendment No. 11 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated August 12, 1996, relating to the financial statements and financial highlights appearing in the June 30, 1996 Annual Reports to Shareholders of Colonial Aggressive Growth Fund, Colonial Equity Income Fund, Colonial International Equity Fund, Colonial Small Stock Fund and Colonial U.S. Fund for Growth, each a series of Colonial Trust VI, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "The Fund's Financial History" in the Prospectuses, which constitute part of this Registration Statement, and "Independent Accountants" in the Statements of Additional Information.



PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
Boston, MA
October 10, 1996